Exhibit 99.1

PRESS RELEASE

Tivic Health Appoints Lisa Wolf as Interim Chief Financial Officer

Kimberly Bambach, Ms. Wolf’s predecessor, continues with Tivic as advisor for strategic transactions and special projects

SAN FRANCISCO – (Business Wire) – September 13, 2024 – Tivic Health® Systems, Inc. (“Tivic Health”, Nasdaq: TIVC), a health tech company that develops and commercializes bioelectronic medicine, is pleased to announce the appointment of Lisa Wolf as Interim Chief Financial Officer (CFO) of the company, effective October 1, 2024. Ms. Wolf will take over from Kimberly Bambach, who has served as the company’s interim CFO since April 2023. Ms. Bambach will continue with Tivic in an advisory role for strategic transactions and other special projects.

“Lisa has served as a senior member of Tivic’s finance team for over two years, and I am delighted to have her taking on an even more pivotal role. I look forward to working with her to lead the company into our next phase of growth in bioelectronic therapeutics,” said Jennifer Ernst, CEO of Tivic.

Ms. Wolf brings 30 years of financial leadership experience in public and private companies, spanning multiple industries. She has built a deep understanding of Tivic’s financial landscape during her tenure serving the company and has a history of significant contributions, including streamlining the company’s financial operations. Ms. Wolf also currently serves as Vice President of Murdock Martell and has previously held positions at Resonant, Inc. and Arthur Andersen.

Ms. Bambach, Ms. Wolf’s predecessor, will continue to play an active role with the company as an advisor, focusing on strategic transactions and other special projects. Her continued involvement will ensure a seamless transition and provide Tivic continued access to her unique expertise in transactions and integrations.

Ms. Ernst continued, “I am also deeply grateful for Kimberly Bambach’s contributions over the past 18 months as we restructured the company to better address current and future market opportunities. I am very pleased she will continue with us in this advisory capacity.”

About Tivic Health

Tivic Health is a commercial health tech company advancing the field of bioelectronic medicine. Tivic Health’s technology platforms leverage stimulation of the trigeminal, sympathetic, and vagus nerve structures. Tivic Health’s non-invasive and targeted approach to the treatment of inflammatory chronic health conditions gives consumers and providers drug-free therapeutic solutions with high safety profiles, low risk, and broad applications. Tivic Health’s first commercial product ClearUP is an FDA approved, award-winning, handheld bioelectronic sinus device. ClearUP is clinically proven, doctor-recommended, and is available through online retailers and commercial distributors. For more information visit http://tivichealth.com @TivicHealth

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including as a result of changes to the company’s business strategy, consummation of any strategic transactions, and the company’s need for, and ability to secure when needed, additional working capital. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of risks and uncertainties relevant to the company, and other important factors, see Tivic Health’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, under the heading “Risk Factors”; as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Media Contact:

Morgan Luke

Morgan.Luke@tivichealth.com

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com